                         Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in the Prospectus  and  "Independent  Auditors" in the Statement of
Additional Information and to the incorporation by reference of our report dated
November  8,  2002 on the  financial  statements  and  financial  highlights  of
Security   Mid  Cap  Growth  Fund   (formerly   Security   Ultra  Fund)  in  the
Post-Effective  Amendment No. 51 to the  Registration  Statement (Form N-1A) and
related  Prospectus  and  Statement  of  Additional  Information  filed with the
Securities   and  Exchange   Commission   under  the   Securities  Act  of  1933
(Registration  No.  2-32791)  and  under  the  Investment  Company  Act of  1940
(Registration No. 811-1316).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
January 8, 2003